Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Glenn E. Moyer, Michael R. Reinhard, and H. Anderson Ellsworth, Esquire, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in- fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, lawfully do or cause to be done by virtue hereof.

Signatures	Title

/s/ Thomas A. Beaver	Director	February 15, 2008
Thomas A. Beaver

/s/ J. Ralph Borneman Jr.	Director	February 15, 2008
J. Ralph Borneman Jr.

/s/ Robert L. Byers	Director	February 15, 2008
Robert L. Byers

/s/ Jeffrey P. Feather	Director	February 15, 2008
Jeffrey P. Feather

/s/ Donna D. Holton	Director	February 15, 2008
Donna D. Holton

/s/ Thomas L. Kennedy	Director	February 15, 2008
Thomas L. Kennedy

/s/ Patricia L. Langiotti	Director	February 15, 2008
Patricia L. Langiotti

/s/ Christian F. Martin IV	Director	February 15, 2008
Christian F. Martin IV

/s/ Molly K. Morrison	Director	February 15, 2008
Molly K. Morrison

/s/ Glenn E. Moyer	Director, President and	February 15, 2008
Glenn E. Moyer	Chief Executive Officer
(Principal Executive Officer)

/s/ Natalye Paquin	Director	February 15, 2008
Natalye Paquin

/s/ R. Chadwick Paul Jr.	Director	February 15, 2008
R. Chadwick Paul Jr.

/s/ Robert E. Rigg	Director	February 15, 2008
Robert E. Rigg

/s/ C. Robert Roth	Director	February 15, 2008
C. Robert Roth

/s/ Wayne R. Weidner	Director and Chairman	February 15, 2008
Wayne R. Weidner

/s/ Michael R. Reinhard	Group Executive Vice President	February 15, 2008
Michael R. Reinhard	and Chief Financial Officer (Principal Financial Officer)

/s/ Gary L. Rhoads	Executive Vice President and	February 15, 2008
Gary L. Rhoads	Chief Accounting Officer (Principal Accounting Officer)